EXHIBIT 4(b)
                                                                    ------------

                          Integrity Certificate Company

                                            Statement Date:
                                                           ---------------------
                                                                Page ___ of ____
                                                      Form of

                                ACCOUNT STATEMENT
                for period ______________ through _______________


Client:
        ------------------------------------------------------------------------

Account #:                                   Tax ID Number:
            -----------------------------                    -------------------

               Certificate Type:
                                                -----------------------
               Face-Amount:
                                                -----------------------
               Effective Date:
                                                -----------------------
               Maturity Date:
                                                -----------------------
               Minimum Interest Rate:
                                                -----------------------

               Beginning of Current Guarantee Period:
                                                         --------------
               End of Current Guarantee Period:
                                                         --------------
               Interest Rate (Current Guarantee Period):
                                                         --------------

Transactions this Period:

                  Principal                                    Ending   Ending
        Interest  Payments      Loan                  Charges  Account Surrender
 Date   Credited  Received*  Withdrawals  Repayments  Applied   Value   Value**
------  --------  ---------  -----------  ----------  -------  ------- ---------
------  --------  ---------  -----------  ----------  -------  ------- ---------
------  --------  ---------  -----------  ----------  -------  ------- ---------
------  --------  ---------  -----------  ----------  -------  ------- ---------
------  --------  ---------  -----------  ----------  -------  ------- ---------

* Required for Harvest Certificates; optional for Producer Certificates; not applicable for others.

** Does not reflect early withdrawal penalty equal to 12 months interest that may apply to amounts withdrawn period to the end of a Guarantee Period.

For questions about this statement, please call us at (701) 852-5292). Or, you may write to us at 1 North Main Street, Minot, ND 58703, Attention: Customer Service. We are available Monday-Friday 9:00 a.m. to 5:00 p.m., Eastern Standard Time.


           PLEASE REFER TO THE REVERSE SIDE FOR ADDITIONAL INFORMATION

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Your Account Statements,  together with your Certificate Application, define the terms of your Certificate. Please keep this Statement for future reference. The following are definitions of terms used in your statement.

ACCOUNT VALUE - Your principal investments(s), plus accrued interest, less withdrawals and applicable fees and charges.

CERTIFICATE - One of the face-amount certificates that we currently offer.

EFFECTIVE DATE - The date we accepted your application to purchase the Certificate.

FACE-AMOUNT - The amount that you invested at the time you purchased your Certificate, or, in the case of the Harvest Certificate, the sum of the installments you agreed to make during the life of the Certificate.

GUARANTEE PERIOD - A time period that you selected to lock in the interest rate applicable to your principal investment for that period.

INTEREST RATE - The rate of interest that you earn on your Certificate. We guarantee the interest rate for the Guarantee Periods that you select. Interest compounds monthly, based on a 30-day month and a 360-day year.

MATURITY DATE - The date on which your Certificate matures. Your Certificate matures 20 years after its Effective Date.

MINIMUM INTEREST RATE - The minimum annual rate of interest you will earn on your principal investment during any Guarantee Period.

OUR, US, WE - Integrity Certificate Company.

PRINCIPAL- The amount of your investment and, if you have an Harvest or Producer
     Certificate, any subsequent investment.

SURRENDER VALUE - The amount of your Account Value immediately prior to surrender, less any applicable withdrawal charge and early withdrawal penalty assessable at the time of surrender.

YOU, YOUR - The Certificate owner.


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